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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the UTI Energy Corp. Amended and Restated 1997 Long Term Incentive Plan of our report dated February 11, 2000, with respect to the consolidated financial statements and schedule of UTI Energy Corp. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                       ERNST & YOUNG LLP

Houston, Texas
December 28, 2000